EXHIBIT 99.1

CORRECTING and REPLACING - Fluidigm Announces Second Quarter 2019 Financial Results

Second Quarter Revenue Increased 7 Percent to $28.2 Million

Mass Cytometry Revenue Growth of 28 Percent in Second Quarter

Expansion of Mass Cytometry Products with New Metal Markers and Imaging Mass Cytometry Panel Kits, Advanced CyTOF Software

Introduction of Nanoscale Automated RNA-Seq NGS Library Prep Solution

Original press release issued August 1, 2019 has been replaced with this version to correct a typographical error.  Specifically, in the section entitled “Third Quarter 2019 Guidance,” the non-GAAP and GAAP financial measures were reversed in the original.

SOUTH SAN FRANCISCO, Calif., Aug. 01, 2019 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ:FLDM) today announced financial results for the second quarter ended June 30, 2019.

Financial Highlights

Second Quarter 2019

  Total revenue increased 7 percent to $28.2 million from $26.4 million in the second quarter of 2018, with mass cytometry revenue growth of 28 percent compared to the year ago period.
  GAAP net loss was $13.8 million, compared with a GAAP net loss of $16.2 million for the second quarter of 2018.
  Non-GAAP net loss was $7.1 million, compared with a $6.8 million non-GAAP net loss for the second quarter of 2018.

“Mass cytometry delivered strong, double-digit performance with market expansion in instrument and consumables sales, offsetting declines in microfluidics. We executed on our innovation roadmap with the introduction of new metals and improved software for mass cytometry, pre-designed Imaging Mass Cytometry™ panels with pathologist-verified antibodies, and new oncology microfluidics assays. Furthermore, today we announced an exciting new microfluidics product that we plan to release in the third quarter: an automated RNA-seq library prep workflow,” said Chris Linthwaite, President and CEO.

“Driving growth through innovation along with disciplined management remains our focus,” added Linthwaite. “In addition to the new product introductions this quarter, we strengthened our Americas commercial team and hired a Chief Science Officer to lead our scientific initiatives. We are executing on a long-term multi-omics strategy to drive new insights in health and disease, identify meaningful biomarkers and accelerate therapeutic development.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Second Quarter 2019 Results

Revenue by category:

Category	Revenue by Category	Year-over-Year Change	% of Total Revenue
Instruments	$12.2 million	17%	43%
Consumables	$11.0 million	(3%)	39%
Service	$5.0 million	7%	18%

Revenue by market:

  Mass cytometry revenue increased 28 percent to $17.5 million from $13.7 million in the prior year period. Mass cytometry product revenue increased 28 percent to $14.4 million from $11.3 million in the prior year due to higher sales of both instruments and consumables.
  Microfluidics revenue decreased 16 percent to $10.7 million from $12.8 million in the prior year period. Microfluidics product revenue decreased 16 percent to $8.9 million from $10.5 million in the prior year period due to lower sales of both instruments and consumables.

Total revenue by geographic area:

Geographic Area	Revenue by Geography	Year-over-Year Change	% of Total Revenue
Americas	$11.1 million	(11%)	39%
EMEA	$11.2 million	23%	40%
Asia Pacific	$5.9 million	22%	21%

Gross margin:

GAAP gross margin was 54.5 percent in the second quarter of 2019 compared to 51.4 percent in the year ago period and 56.4 percent in the first quarter of 2019. Non-GAAP gross margin was 66.4 percent in the second quarter of 2019 compared to 64.8 percent in the year ago period and 67.7 percent in the first quarter of 2019. The year-over-year increase in gross margin was primarily due to higher plant utilization, offset by lower instrument pricing. Sequentially, decreases in gross margins were primarily due to product mix and instrument pricing, offset by higher plant utilization. In the case of GAAP margin, the year-over-year increase was coupled with fixed amortization over higher revenue while the sequential decrease in gross margin was coupled with fixed amortization over lower revenue.

Cash, cash equivalents, and investments as of June 30, 2019:

Cash, cash equivalents, restricted cash, and investments as of June 30, 2019, were $70.9 million. Cash, cash equivalents, and investments as of March 31, 2019, were $75.1 million.

Operational and Business Progress

New Product Innovation:

  Announced introduction of an automated RNA-seq NGS (next-generation sequencing) library prep workflow for the Fluidigm® Juno™ microfluidic system.
  Introducing 25 antibodies for Imaging Mass Cytometry, some supporting both formalin-fixed paraffin-embedded and frozen tissue samples.
  Announced three Imaging Mass Cytometry panel kits to accelerate immuno-oncology research.
  Launched advanced CyTOF® Software that streamlines the selection and acquisition of multiple regions of interest from each slide with an enhanced user experience.
  Announced introduction of seven new metals, expanding highly multiplexed cell analysis using CyTOF technology.
  Launched two microfluidics assays–Advanta™ RNA Fusions and Advanta Solid Tumor NGS Library Prep Assays–to accelerate translational and clinical cancer research.

Key Employees:

  Andrew Quong, PhD, joined Fluidigm as Chief Science Officer to develop and integrate Fluidigm science and technology as it supports the advancement of knowledge in health and disease within the company’s broader business strategy.
  Jonathan Day joined Fluidigm as Vice President, Commercial Operations, Americas to drive market expansion of mass cytometry and new key accounts for microfluidics.

Publications:

  In total, there are now more than 850 publications for mass cytometry, including 34 for Imaging Mass Cytometry.

Third Quarter 2019 Guidance

  Total revenue of $27 million to $30 million.
  GAAP operating expenses of $30 million to $31 million.
  Non-GAAP operating expenses of $26 million to $27 million excluding stock-based compensation, and depreciation and amortization expenses of approximately $3.5 million and $1 million, respectively.
  Total cash outflow of $7 million to $9 million.

Conference Call Information

Fluidigm will host a conference call today, August 1, 2019, at 2:00 p.m. PT/5:00 p.m. ET to discuss second quarter 2019 financial results and operational progress. Individuals interested in listening to the conference call may do so by dialing (877) 556-5248 for domestic callers, or (720) 545-0029 for international callers. Please reference Conference ID 3399165. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT/4:45 p.m. ET on August 1, 2019.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at investors.fluidigm.com. In addition, a telephone replay of the teleconference will be available approximately 90 minutes after the end of the call. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the conference ID number: 3399165. The telephone replay will be available until August 8.

Statement Regarding Use of Non-GAAP Financial Information

Fluidigm has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three- and six-month periods ended June 30, 2019, and June 30, 2018, as well as projected for the third quarter of 2019. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Our estimates of forward-looking non-GAAP operating expenses exclude estimates for stock-based compensation expense and depreciation and amortization; loss on disposal of property and equipment; future changes relating to developed and acquired technologies; other intangible assets; and income taxes, among other items, certain of which are presented in the tables accompanying our earnings release. The time and amount of certain material items needed to estimate non-GAAP financial measures are inherently unpredictable or outside of our control. Material changes to any of these items could have a significant effect on guidance and future GAAP results. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Fluidigm encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the planned introductions and releases of new products; long-term strategy and its expected impact on research and development revenue and market growth in 2019; and projected revenues, expenses, and cash flows for the third quarter of 2019. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; risks relating to company research and development, sales, marketing, and distribution plans and capabilities; reductions in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2018, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) is an industry-leading biotechnology tools provider with a vision to improve life through comprehensive health insight. We focus on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF® and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, and plant and animal research laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo, Advanta, CyTOF, Imaging Mass Cytometry, and Juno are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Contact:

Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Instruments	$12,201	$10,421	$25,041	$17,941
Consumables	11,034	11,356	23,021	24,313
Product revenue	23,235	21,777	48,062	42,254
Service revenue	4,961	4,651	10,245	9,422
Total revenue	28,196	26,428	58,307	51,676
Cost of revenue:
Cost of product revenue	11,100	11,160	22,489	21,382
Cost of service revenue	1,733	1,680	3,465	3,278
Total cost of revenue	12,833	12,840	25,954	24,660
Gross profit	15,363	13,588	32,353	27,016
Operating expenses:
Research and development	7,865	7,386	16,237	14,642
Selling, general and administrative	22,134	18,987	44,958	37,792
Total operating expenses	29,999	26,373	61,195	52,434
Loss from operations	(14,636)	(12,785)	(28,842)	(25,418)
Interest expense	(491)	(3,916)	(3,192)	(5,805)
Loss on extinguishment of debt	-	-	(9,000)	-
Other income, net	231	256	715	348
Loss before income taxes	(14,896)	(16,445)	(40,319)	(30,875)
Income tax benefit	1,143	204	1,101	1,387
Net loss	$(13,753)	$(16,241)	$(39,218)	$(29,488)

Net loss per share, basic and diluted	$(0.20)	$(0.42)	$(0.61)	$(0.76)

Shares used in computing net loss per share, basic and diluted	69,158	39,003	63,923	38,930

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2019	December 31, 2018 (1)

ASSETS
Current assets:
Cash and cash equivalents	$24,046	$95,401
Short-term investments	44,815	-
Accounts receivable, net	19,262	16,651
Inventories	14,269	13,003
Prepaid expenses and other current assets	4,387	2,051
Total current assets	106,779	127,106
Property and equipment, net	8,298	8,825
Operating lease right-of-use assets, net	6,506	-
Other non-current assets	6,302	6,208
Developed technology, net	51,800	57,400
Goodwill	104,108	104,108
Total assets	$283,793	$303,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,075	$4,027
Accrued compensation and related benefits	8,281	14,470
Operating lease liabilities, current	3,350	-
Other accrued liabilities	5,642	7,621
Deferred revenue, current portion	11,972	11,464
Total current liabilities	37,320	37,582
Convertible notes, net	49,833	172,058
Deferred tax liability, net	12,295	13,714
Operating lease liabilities, non-current	4,812	-
Other non-current liabilities	6,893	8,177
Total liabilities	111,153	231,531
Total stockholders' equity	172,640	72,116
Total liabilities and stockholders' equity	$283,793	$303,647

(1) Derived from audited consolidated financial statements

FLUIDIGM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net loss	$(39,218)	$(29,488)
Depreciation and amortization	2,351	2,932
Stock-based compensation expense	5,263	3,754
Amortization of developed technology	5,600	5,600
Amortization of debt discounts, premiums and issuance costs	2,037	3,083
Loss on extinguishment of debt	9,000	-
Loss on disposal of property and equipment	29	-
Other non-cash items	(88)	(41)
Changes in assets and liabilities, net	(10,117)	(6,339)
Net cash used in operating activities	(25,143)	(20,499)

Investing activities
Purchases of investments	(44,614)	(1,451)
Proceeds from sales and maturities of investments	-	5,541
Purchases of property and equipment	(685)	(154)
Net cash provided by (used in) investing activities	(45,299)	3,936

Financing activities
Payment of debt and equity issuance costs	(15)	(2,638)
Proceeds from employee equity programs, net	1,202	486
Net cash provided by (used in) financing activities	1,187	(2,152)

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(25)	83
Net decrease in cash, cash equivalents and restricted cash	(69,280)	(18,632)
Cash, cash equivalents and restricted cash at beginning of period	95,401	58,056
Cash, cash equivalents and restricted cash at end of period	$26,121	$39,424

Cash and cash equivalents	$24,046	$39,424
Restricted cash	2,075	-
Cash, cash equivalents and restricted cash	$26,121	$39,424

FLUIDIGM CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net loss (GAAP)	$(13753)	$(16,241)	$(39,218)	$(29,488)
Stock-based compensation expense	2,992	2,007	5,263	3,754
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Depreciation and amortization	1,160	1,409	2,351	2,842
Interest expense (b)	491	3,916	3,192	5,805
Loss on disposal of property and equipment	(41)	-	29	-
Loss on extinguishment of debt	-	-	9,000	-
Benefit from acquisition related income taxes (c)	(742)	(711)	(1,484)	(1,627)
Net loss (Non-GAAP)	$(7,093)	$(6,820)	$(15,267)	$(13,114)
Shares used in net loss per share calculation - basic and diluted (GAAP and Non-GAAP)	69,158	39,003	63,923	38,930

Net loss per share - basic and diluted (GAAP)	$(0.20)	$(0.42)	$(0.61)	$(0.76)
Net loss per share - basic and diluted (Non-GAAP)	$(0.10)	$(0.17)	$(0.24)	$(0.34)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP GROSS MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Gross profit (GAAP)	$15,363	$13,588	$32,353	$27,016
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Depreciation and amortization (d)	444	509	897	1,019
Stock-based compensation expense (d)	108	221	235	425
Gross profit (Non-GAAP)	$18,715	$17,118	$39,085	$34,060

Gross margin percentage (GAAP)	54.5%	51.4%	55.5%	52.3%
Gross margin percentage (Non-GAAP)	66.4%	64.8%	67.0%	65.9%

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating expenses (GAAP)	$29,999	$26,373	$61,195	$52,434
Stock-based compensation expense (e)	(2,884)	(1,786)	(5,028)	(3,329)
Depreciation and amortization (e)	(716)	(900)	(1,454)	(1,823)
Loss on disposal of property and equipment (e)	41	-	(29)	-
Operating expenses (Non-GAAP)	$26,440	$23,687	$54,684	$47,282

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Loss from operations (GAAP)	$(14,636)	$(12,785)	$(28,842)	$(25,418)
Stock-based compensation expense	2,992	2,007	5,263	3,754
Amortization of developed technology (a)	2,800	2,800	5,600	5,600
Depreciation and amortization (e)	1,160	1,409	2,351	2,842
Loss on disposal of property and equipment (e)	(41)	-	29	-
Loss from operations (Non-GAAP)	$(7,725)	$(6,569)	$(15,599)	$(13,222)

(a) represents amortization of developed technology in connection with the DVS acquisition
(b) represents interest expense, primarily on convertible debt
(c) represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(d) represents expense associated with cost of product revenue
(e) represents expense associated with research and development, selling, general and administrative activities